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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-54256 of CenterPoint Energy Resources, Corp. on Form S-3 of our report dated February 28, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for goodwill and certain intangible assets) appearing in this Annual Report on Form 10-K of CenterPoint Energy Resources, Corp. for the year ended December 31, 2002.


DELOITTE & TOUCHE LLP

Houston, Texas
March 7, 2003